EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-3552 of Belco Oil & Gas Corp. on Form S-8 of our report dated February 23, 2000, with respect to the consolidated financial statements of Belco Oil & Gas Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Arthur Andersen LLP



Dallas, Texas
November 3, 2000